Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS SECOND QUARTER NET INCOME OF $20.4 MILLION
Robust Loan Volumes and Higher Revenues Drive Strong Earnings Growth

Rockland, Massachusetts (July 21, 2016) Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2016 second quarter net income of $20.4 million, or $0.77 per diluted share, as compared to $18.6 million, or $0.71 per diluted share, in the prior quarter. The first and second quarter net income contained items which the Company considers non-core, such as merger and acquisition expenses and loss on the extinguishment of debt. On an operating basis, net income for the second quarter was $20.5 million, or $0.78 on a diluted earnings per share basis, versus $19.1 million, or $0.72 per diluted share in the prior quarter, representing an increase of 7.5% and 8.3%, respectively.

“Rockland Trust had outstanding performance, by any measure, during the second quarter of 2016,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “Our strong growth in loans and core deposits, as well as noninterest income, led to increases in revenue and earnings. Rockland Trust's success is directly attributable to the efforts of my colleagues, who are steadfastly devoted to serving the needs of our customers and the communities we serve."

BALANCE SHEET

Total assets of $7.4 billion at June 30, 2016 increased by $229.6 million, or 3.2%, from the prior quarter and by $223.5 million, or 3.1%, as compared to the year ago period.

The commercial loan portfolio rose by $72.5 million, or 1.8% (7.3% annualized), over the prior quarter, driven by solid growth across all commercial sectors, including a 4.8% (19.2% annualized) increase in the commercial and industrial loan portfolio. This growth reflected strong origination volumes along with typical second quarter increases in line utilization. The small business loan portfolio continued its steady rise and is now 21.5% above the prior year level. In addition, the home equity loan portfolio continued to benefit from sustained marketing campaigns and a growing customer base, increasing by 1.4% (5.7% annualized) over the prior quarter. These factors combined to generate growth in total loans at June 30, 2016 of $85.0 million, or 1.5% (6.1% annualized), compared to the balance at March 31, 2016. Compared to the prior year period, total loans increased by $239.5 million, or 4.4%, to $5.7 billion.

Total deposit levels increased by $202.6 million, or 3.4%, compared to the prior quarter, driven by strong growth in all major core deposit categories. Core deposits rose by $215.8 million, or 16.3% on an annualized basis, from the prior quarter and represented 89.6% of total deposits at June 30, 2016. Total cost of deposits declined further to 18 basis points during the second quarter, further reflecting the Company’s success in growing its core deposit customer base. Compared to the prior year period, total deposits increased by $227.4 million, or 3.8%, to $6.2 billion.

The securities portfolio decreased by $7.4 million from the prior quarter to $829.3 million at June 30, 2016, due to paydowns and maturities, partially offset by $29.9 million in purchases, and comprised 11.2% of total assets of the Company at June 30, 2016.

Stockholders' equity at June 30, 2016 rose to $803.9 million, an increase of 2.0% from March 31, 2016 and 8.1% from the year ago period. The strong growth in capital led to a $0.62 increase, or 2.8%, in the Company’s tangible book value per share during the second quarter compared to the first quarter of 2016. The June 30, 2016 tangible book value per share of $22.52 represents a 11.4% increase above the prior year amount. The Company’s ratio of tangible common equity to tangible assets of 8.22% represents a decrease of 3 basis points from the prior quarter and an increase of 64 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the second quarter was $56.5 million, representing a $1.6 million, or 3.0%, increase over the prior quarter. The increase was attributable to higher earning asset levels and a higher net interest margin.  During the second quarter, the Company’s net interest margin increased by eight basis points from the prior quarter to 3.47% and benefited from a five basis point increase from customer loan and security prepayment penalties and a two basis point increase from purchase accounting adjustments.

NONINTEREST INCOME

The Company recorded noninterest income of $21.1 million during the second quarter, which represents a $1.9 million, or 10.1%, increase from the prior quarter. Significant changes in noninterest income in the second quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees increased by $413,000, or 5.0%, mainly due to seasonal debit card usage.

•
Investment management income increased by $731,000, or 14.6%, reflecting growth in assets under administration along with seasonal tax preparation fees during the second quarter. Assets under administration increased by 3.2% to $2.8 billion as of June 30, 2016.

•	Mortgage banking income increased by $231,000, or 20.4%, due primarily to higher volume, partially offset by impairment on the Company's mortgage servicing asset.

•	Loan level derivative income increased by $373,000, or 21.7%, due to strong customer demand in the quarter in light of the continued uncertain rate environment.

•	Other noninterest income increased $219,000, or 10.5%, mainly due to an increase in commercial loan fees, largely from loans that have been paid off.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $47.1 million during the second quarter, which represents a $664,000, or 1.4%, increase from the prior quarter. Significant changes in noninterest expense in the second quarter compared to the prior quarter included the following:

•	Salaries and employee benefits decreased by $212,000, or 0.8%, due primarily to lower payroll taxes and stock compensation.

•	Occupancy and equipment expenses decreased by $160,000, or 2.7%, mainly due to lower snow removal costs.

•
Merger and acquisition costs of $206,000 for the quarter related to the pending acquisition of New England Bancorp, Inc., which is expected to close in the fourth quarter of 2016. This compared to $334,000 in the prior quarter.

•
During the first quarter, the Company recognized a $437,000 loss in conjunction with its payoff of approximately $49.0 million in Federal Home Loan Bank borrowings during the first quarter of 2016. There was no such expense in the second quarter of 2016.

•
Other noninterest expenses increased by $1.7 million, or 16.2%, driven primarily by higher provision for unfunded commitments, loan workout costs, consultant fees, mortgage operation expenses, other losses and charge-offs and card issuance fees.

The Company generated a return on average assets and a return on average common equity of 1.13% and 10.24%, respectively, in the second quarter, as compared to 1.04% and 9.52%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the second quarter with total net recoveries of $695,000, compared to net recoveries of $82,000 in the prior quarter. The provision for loan losses increased to $600,000 for the second quarter versus $525,000 in the first quarter of 2016 in conjunction with growth in the loan portfolio. Nonperforming loan levels in the second quarter were essentially flat at $25.6 million, and represent 0.45% of total loans at June 30, 2016, as compared to 0.46% at March 31, 2016. Total nonperforming assets increased modestly to $27.5 million at the end of the second quarter, from $27.2 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.47% at June 30, 2016, a decrease of seven basis points from the prior quarter.

The allowance for loan losses was $57.7 million at June 30, 2016, as compared to $56.4 million at March 31, 2016. The Company’s allowance for loan losses as a percentage of loans was 1.02% and 1.01% as of June 30, 2016 and March 31, 2016, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 22, 2016. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10088412 and will available through August 5, 2016. Additionally, a webcast replay will be available until July 22, 2017.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $7.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,”

“would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected revenue synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of previous mergers;

•	the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, tangible book value per share and the tangible common equity ratio. Operating earnings and operating EPS exclude items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, loss on extinguishment of debt, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets by common shares outstanding) and with the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets). The Company has included information on tangible book value per share and the tangible common equity ratio because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share and the tangible common equity ratio are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)				% Change	% Change
	June 30 2016	March 31 2016	June 30 2015	Jun 2016 vs.	Jun 2016 vs.
				Mar 2016	Jun 2015
Assets
Cash and due from banks	$102,397	$83,345	$100,054	22.86%	2.34%
Interest-earning deposits with banks	229,740	113,387	295,722	102.62%	(22.31)%
Securities
Securities - trading	799	763	489	4.72%	63.39%
Securities - available for sale	389,824	378,227	375,001	3.07%	3.95%
Securities - held to maturity	438,656	457,641	428,339	(4.15)%	2.41%
Total securities	829,279	836,631	803,829	(0.88)%	3.17%
Loans held for sale (at fair value)	12,927	7,588	10,728	70.36%	20.50%
Loans
Commercial and industrial	875,164	835,336	873,105	4.77%	0.24%
Commercial real estate	2,727,143	2,711,857	2,630,062	0.56%	3.69%
Commercial construction	367,559	357,867	278,692	2.71%	31.89%
Small business	111,035	103,323	91,367	7.46%	21.53%
Total commercial	4,080,901	4,008,383	3,873,226	1.81%	5.36%
Residential real estate	628,348	631,888	653,370	(0.56)%	(3.83)%
Home equity - first position	554,624	547,056	526,370	1.38%	5.37%
Home equity - subordinate positions	393,952	388,255	364,523	1.47%	8.07%
Total consumer real estate	1,576,924	1,567,199	1,544,263	0.62%	2.11%
Other consumer	16,428	13,649	17,293	20.36%	(5.00)%
Total loans	5,674,253	5,589,231	5,434,782	1.52%	4.41%
Less: allowance for loan losses	(57,727)	(56,432)	(54,995)	2.29%	4.97%
Net loans	5,616,526	5,532,799	5,379,787	1.51%	4.40%
Federal Home Loan Bank stock	11,304	11,807	37,485	(4.26)%	(69.84)%
Bank premises and equipment, net	76,173	76,692	74,143	(0.68)%	2.74%
Goodwill and other intangibles	211,526	212,218	214,331	(0.33)%	(1.31)%
Other assets	328,994	314,801	279,239	4.51%	17.82%
Total assets	$7,418,866	$7,189,268	$7,195,318	3.19%	3.11%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,908,986	$1,840,186	$1,832,971	3.74%	4.15%
Savings and interest checking accounts	2,469,162	2,374,264	2,285,968	4.00%	8.01%
Money market	1,175,669	1,123,600	1,125,888	4.63%	4.42%
Time certificates of deposit	644,075	657,197	725,703	(2.00)%	(11.25)%
Total deposits	6,197,892	5,995,247	5,970,530	3.38%	3.81%
Borrowings
Federal Home Loan Bank borrowings	50,833	50,840	108,190	(0.01)%	(53.02)%
Customer repurchase agreements and other short-term borrowings	139,716	134,568	119,439	3.83%	16.98%
Wholesale repurchase agreements	—	—	50,000	n/a	(100.00)%
Junior subordinated debentures	73,207	73,257	73,408	(0.07)%	(0.27)%
Subordinated debentures	34,612	34,600	34,565	0.03%	0.14%
Total borrowings	298,368	293,265	385,602	1.74%	(22.62)%
Total deposits and borrowings	6,496,260	6,288,512	6,356,132	3.30%	2.20%
Other liabilities	118,709	112,609	95,869	5.42%	23.82%
Stockholders' equity
Common stock	261	261	259	—%	0.77%

Additional paid in capital	408,155	406,921	401,437	0.30%	1.67%
Retained earnings	391,898	379,153	343,757	3.36%	14.00%
Accumulated other comprehensive income (loss), net of tax	3,583	1,812	(2,136)	(97.74)%	267.74%
Total stockholders' equity	803,897	788,147	743,317	2.00%	8.15%
Total liabilities and stockholders' equity	$7,418,866	$7,189,268	$7,195,318	3.19%	3.11%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	June 30 2016	March 31 2016	June 30 2015	Jun 2016 vs.	Jun 2016 vs.
				Mar 2016	Jun 2015
Interest income
Interest on federal funds sold and short-term investments	$169	$211	$60	(19.91)%	181.67%
Interest and dividends on securities	5,298	5,229	4,882	1.32%	8.52%
Interest and fees on loans	55,636	54,269	54,016	2.52%	3.00%
Interest on loans held for sale	57	32	58	78.13%	(1.72)%
Total interest income	61,160	59,741	59,016	2.38%	3.63%
Interest expense
Interest on deposits	2,738	2,868	2,922	(4.53)%	(6.30)%
Interest on borrowings	1,889	1,982	2,347	(4.69)%	(19.51)%
Total interest expense	4,627	4,850	5,269	(4.60)%	(12.18)%
Net interest income	56,533	54,891	53,747	2.99%	5.18%
Provision for loan losses	600	525	700	14.29%	(14.29)%
Net interest income after provision for loan losses	55,933	54,366	53,047	2.88%	5.44%
Noninterest income
Deposit account fees	4,471	4,470	4,465	0.02%	0.13%
Interchange and ATM fees	4,136	3,724	3,767	11.06%	9.80%
Investment management	5,734	5,003	5,528	14.61%	3.73%
Mortgage banking income	1,363	1,132	1,226	20.41%	11.17%
Increase in cash surrender value of life insurance policies	982	1,014	949	(3.16)%	3.48%
Gain on sale of fixed income securities	—	—	798	n/a	(100.00)%
Gain on sale of equity securities	5	—	19	100.00%	(73.68)%
Loan level derivative income	2,095	1,722	1,430	21.66%	46.50%
Other noninterest income	2,309	2,090	2,079	10.48%	11.06%
Total noninterest income	21,095	19,155	20,261	10.13%	4.12%
Noninterest expenses
Salaries and employee benefits	26,977	27,189	26,318	(0.78)%	2.50%
Occupancy and equipment expenses	5,667	5,827	5,672	(2.75)%	(0.09)%
Data processing and facilities management	1,225	1,206	1,228	1.58%	(0.24)%
FDIC assessment	920	1,010	1,017	(8.91)%	(9.54)%
Merger and acquisition expense	206	334	271	(38.32)%	(23.99)%
Loss on extinguishment of debt	—	437	—	(100.00)%	n/a
Loss on sale of fixed income securities	—	—	1,124	n/a	(100.00)%
Loss on sale of equity securities	3	29	8	(89.66)%	(62.50)%
Other noninterest expenses	12,148	10,450	13,006	16.25%	(6.60)%
Total noninterest expenses	47,146	46,482	48,644	1.43%	(3.08)%
Income before income taxes	29,882	27,039	24,664	10.51%	21.16%
Provision for income taxes	9,508	8,428	7,213	12.81%	31.82%
Net Income	$20,374	$18,611	$17,451	9.47%	16.75%

Basic earnings per share	$0.77	$0.71	$0.67	8.45%	14.93%
Diluted earnings per share	$0.77	$0.71	$0.67	8.45%	14.93%

Weighted average common shares (basic)	26,304,129	26,275,323	26,149,593
Weighted average common shares (diluted)	26,352,014	26,318,732	26,221,412

Performance ratios
Net interest margin (FTE)	3.47%	3.39%	3.43%
Return on average assets	1.13%	1.04%	1.00%
Return on average common equity	10.24%	9.52%	9.43%

Reconciliation table - non-GAAP financial information
Net income	$20,374	$18,611	$17,451	9.47%	16.75%
Noninterest income components
Less - gain on sale of fixed income securities	—	—	(798)
Noninterest expense components
Add - loss on extinguishment of debt	—	437	—
Add - loss on sale of fixed income securities	—	—	1,124
Add - merger and acquisition expenses	206	334	271
Add - impairment on acquired facilities	—	—	109
Total impact of noncore items	$206	$771	$706
Less - tax benefit associated with noncore items	$(84)	$(315)	$(292)
Net operating earnings	$20,496	$19,067	$17,865	7.49%	14.73%
Diluted earnings per share, on an operating basis	$0.78	$0.72	$0.68	8.33%	14.71%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands)
	Six Months Ended
			% Change
	June 30 2016	June 30 2015	Jun 2016 vs.
			Jun 2015

Interest income
Interest on federal funds sold and short-term investments	$380	$91	317.58%
Interest and dividends on securities	10,527	9,543	10.31%
Interest and fees on loans	109,905	105,704	3.97%
Interest on loans held for sale	89	109	(18.35)%
Total interest income	120,901	115,447	4.72%
Interest expense
Interest on deposits	5,606	5,685	(1.39)%
Interest on borrowings	3,871	4,765	(18.76)%
Total interest expense	9,477	10,450	(9.31)%
Net interest income	111,424	104,997	6.12%
Provision for loan losses	1,125	200	462.50%
Net interest income after provision for loan losses	110,299	104,797	5.25%
Noninterest income
Deposit account fees	8,941	8,631	3.59%
Interchange and ATM fees	7,860	6,868	14.44%
Investment management	10,737	10,635	0.96%
Mortgage banking income	2,495	2,352	6.08%
Increase in cash surrender value of life insurance policies	1,996	1,727	15.58%
Gain on sale of fixed income securities	—	798	(100.00)%
Gain on sale of equity securities	5	19	(73.68)%
Loan level derivative income	3,817	1,848	106.55%
Other noninterest income	4,399	3,939	11.68%
Total noninterest income	40,250	36,817	9.32%

Noninterest expenses
Salaries and employee benefits	54,166	51,606	4.96%
Occupancy and equipment expenses	11,494	12,066	(4.74)%
Data processing and facilities management	2,431	2,350	3.45%
FDIC assessment	1,930	1,973	(2.18)%
Merger and acquisition expense	540	10,501	(94.86)%
Loss on extinguishment of debt	437	122	258.20%
Loss on sale of fixed income securities	—	1,124	(100.00)%
Loss on sale of equity securities	32	8	300.00%
Other noninterest expenses	22,598	23,872	(5.34)%
Total noninterest expenses	93,628	103,622	(9.64)%
Income before income taxes	56,921	37,992	49.82%
Provision for income taxes	17,936	11,082	61.85%
Net Income	$38,985	$26,910	44.87%

Basic earnings per share	$1.48	$1.05	40.95%
Diluted earnings per share	$1.48	$1.05	40.95%
Basic average shares	26,289,726	25,558,016
Diluted average shares	26,335,405	25,634,642

Performance ratios
Net interest margin (FTE)	3.43%	3.47%
Return on average assets	1.09%	0.80%
Return on average common equity	9.89%	7.59%

Reconciliation table - non-GAAP financial information
Net income	$38,985	$26,910	44.87%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	—	(798)
Noninterest expense components
Add - loss on extinguishment of debt, net of tax	437	122
Add - loss on sale of fixed income securities, net of tax	—	1,124
Add - merger and acquisition expenses, net of tax	540	10,501
Add - impairment on acquired facilities, net of tax	—	109
Total impact of noncore items	$977	$11,058
Less - tax benefit associated with noncore items	$(400)	$(4,285)
Net operating earnings	$39,562	$33,683	17.45%
Diluted earnings per share, on an operating basis	$1.50	$1.30	15.38%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
(Unaudited dollars in thousands)

	Three Months Ended					Six Months Ended
				% Change				% Change
	June 30 2016	March 31 2016	June 30 2015	Jun 2016 vs.	Jun 2016 vs.	June 30 2016	June 30 2015	Jun 2016 vs.
				Mar 2016	Jun 2015			Jun 2015

Noninterest income GAAP	$21,095	$19,155	$20,261	10.13%	4.12%	$40,250	$36,817	9.32%
Less - gain on sale of fixed income securities	—	—	798	n/a	(100.00)%	—	798	(100.00)%
Total noninterest income as adjusted	$21,095	$19,155	$19,463	10.13%	8.39%	$40,250	$36,019	11.75%

Noninterest expense GAAP	$47,146	$46,482	$48,644	1.43%	(3.08)%	$93,628	$103,622	(9.64)%
Less - loss on extinguishment of debt	—	437	—	(100.00)%	n/a	437	122	258.20%
Less - loss on sale of fixed income securities	—	—	1,124	n/a	(100.00)%	—	1,124	(100.00)%
Less - merger and acquisition expenses	206	334	271	(38.32)%	(23.99)%	540	10,501	(94.86)%
Less - impairment on acquired facilities	—	—	109	n/a	(100.00)%	—	109	(100.00)%
Total noninterest expense as adjusted	$46,940	$45,711	$47,140	2.69%	(0.42)%	$92,651	$91,766	0.96%

ASSET QUALITY
	Nonperforming Assets At
	June 30 2016	March 31 2016	June 30 2015

Nonperforming loans
Commercial & industrial loans	$3,177	$3,195	$3,767
Commercial real estate loans	8,220	8,027	6,824
Small business loans	349	189	198
Residential real estate loans	7,116	7,510	8,086
Home equity	6,684	6,508	7,238
Other consumer	82	70	37
Total nonperforming loans	$25,628	$25,499	$26,150
Other real estate owned	1,845	1,720	5,124
Total nonperforming assets	$27,473	$27,219	$31,274

Nonperforming loans/gross loans	0.45%	0.46%	0.48%
Nonperforming assets/total assets	0.37%	0.38%	0.43%
Allowance for loan losses/nonperforming loans	225.25%	221.31%	210.31%
Gross loans/total deposits	91.55%	93.23%	91.03%
Allowance for loan losses/total loans	1.02%	1.01%	1.01%

	Nonperforming Assets Reconciliation for the Three Months Ended
	June 30 2016	March 31 2016	June 30 2015

Nonperforming assets beginning balance	$27,219	$29,849	$40,348
New to nonperforming	3,943	3,159	4,326
Loans charged-off	(576)	(537)	(1,099)
Loans paid-off	(1,955)	(3,694)	(4,264)
Loans transferred to other real estate owned/other assets	(291)	(86)	(629)
Loans restored to performing status	(1,058)	(1,104)	(2,566)
New to other real estate owned	291	86	941
Sale of other real estate owned	(45)	(638)	(2,153)
Net capital improvements to other real estate owned	31	113	100
Net change in nonaccrual securities	—	—	(3,723)
Other	(86)	71	(7)
Nonperforming assets ending balance	$27,473	$27,219	$31,274

	Net Charge-Offs (Recoveries)
	For the Three Months Ended			For the Six Months Ended
	June 30 2016	March 31 2016	June 30 2015	June 30 2016	June 30 2015

Net charge-offs (recoveries)
Commercial and industrial loans	$(647)	$(136)	$(29)	$(783)	$153
Commercial real estate loans	(198)	(189)	(102)	(387)	(646)
Small business loans	(43)	42	(19)	(1)	64
Residential real estate loans	(43)	19	16	(24)	156
Home equity	164	120	217	284	306
Other consumer	72	62	137	134	272
Total net charge-offs (recoveries)	$(695)	$(82)	$220	$(777)	$305

Net charge-offs (recoveries) to average loans (annualized)	(0.05)%	(0.01)%	0.02%	(0.03)%	0.01%

	Troubled Debt Restructurings At
	June 30 2016	March 31 2016	June 30 2015
Troubled debt restructurings on accrual status	$28,319	$32,182	$36,750
Troubled debt restructurings on nonaccrual status	5,121	4,368	5,623
Total troubled debt restructurings	$33,440	$36,550	$42,373

FINANCIAL RATIOS & CAPITAL ADEQUACY
	June 30 2016	March 31 2016	June 30 2015
Book value per common share	$30.55	$29.97	$28.42
Tangible book value per share	$22.52	$21.90	$20.22
Tangible common capital/tangible assets	8.22%	8.25%	7.58%

Common equity tier 1 capital ratio (1)	10.63%	10.64%	10.20%
Tier one leverage capital ratio (1)	9.65%	9.53%	9.21%
(1) Estimated number for June 30, 2016.

A reconciliation of Independent Bank Corp's. total stockholders' equity to tangible book value per share is as follows:

	June 30 2016	March 31 2016	June 30 2015
Tangible common equity
Stockholders' equity GAAP	$803,897	$788,147	$743,317
Less: Goodwill and other intangibles	211,526	212,218	214,331
Tangible common equity	592,371	575,929	528,986
Tangible assets
Assets GAAP	7,418,866	7,189,268	7,195,318
Less: Goodwill and other intangibles	211,526	212,218	214,331
Tangible assets	$7,207,340	$6,977,050	$6,980,987
Common Shares	26,309,887	26,293,565	26,158,826
Tangible common equity ratio (tangible common equity/ tangible assets)	8.22%	8.25%	7.58%
Tangible book value per share (tangible common equity/common shares)	$22.52	$21.90	$20.22

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$135,766	$169	0.50%	$164,563	$211	0.52%	$97,274	$60	0.25%
Securities
Securities - trading	775	—	—%	420	—	—%	500	—	—%
Securities - taxable investments	826,382	5,269	2.56%	831,170	5,197	2.51%	787,023	4,852	2.47%
Securities - nontaxable investments (1)	4,397	44	4.02%	4,894	49	4.03%	5,044	47	3.74%
Total securities	831,554	5,313	2.57%	836,484	5,246	2.52%	792,567	4,899	2.48%
Loans held for sale	8,077	57	2.84%	4,246	32	3.03%	9,726	58	2.39%
Loans
Commercial and industrial	853,783	8,367	3.94%	831,349	7,972	3.86%	860,242	8,499	3.96%
Commercial real estate (1)	2,726,249	27,847	4.11%	2,659,591	26,770	4.05%	2,613,347	26,762	4.11%
Commercial construction	358,256	3,676	4.13%	379,860	3,819	4.04%	291,658	3,204	4.41%
Small business	106,272	1,432	5.42%	99,012	1,332	5.41%	88,884	1,219	5.50%
Total commercial	4,044,560	41,322	4.11%	3,969,812	39,893	4.04%	3,854,131	39,684	4.13%
Residential real estate	628,855	6,224	3.98%	633,590	6,381	4.05%	666,325	6,750	4.06%
Home equity	942,515	8,178	3.49%	930,579	8,031	3.47%	885,618	7,541	3.42%
Total consumer real estate	1,571,370	14,402	3.69%	1,564,169	14,412	3.71%	1,551,943	14,291	3.69%
Other consumer	13,815	297	8.65%	14,396	336	9.39%	18,016	399	8.88%
Total loans	5,629,745	56,021	4.00%	5,548,377	54,641	3.96%	5,424,090	54,374	4.02%
Total interest-earning assets	$6,605,142	$61,560	3.75%	$6,553,670	$60,130	3.69%	$6,323,657	$59,391	3.77%
Cash and due from banks	91,198			85,792			91,479
Federal Home Loan Bank stock	13,935			13,599			37,485
Other assets	539,511			534,946			524,645
Total assets	$7,249,786			$7,188,007			$6,977,266
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,395,837	$777	0.13%	$2,354,982	$883	0.15%	$2,232,790	$883	0.16%
Money market	1,146,928	712	0.25%	1,128,446	701	0.25%	1,113,748	742	0.27%
Time deposits	647,274	1,249	0.78%	670,393	1,284	0.77%	730,825	1,297	0.71%
Total interest-bearing deposits	4,190,039	2,738	0.26%	4,153,821	2,868	0.28%	4,077,363	2,922	0.29%
Borrowings
Federal Home Loan Bank borrowings	59,657	394	2.66%	80,991	490	2.43%	117,557	565	1.93%
Customer repurchase agreements and other short-term borrowings	140,252	48	0.14%	140,863	49	0.14%	125,495	50	0.16%
Wholesale repurchase agreements	—	—	—%	—	—	—%	50,000	298	2.39%
Junior subordinated debentures	73,231	1,019	5.60%	73,283	1,016	5.58%	73,433	1,003	5.48%
Subordinated debentures	34,607	428	4.97%	34,594	427	4.96%	34,577	431	5.00%
Total borrowings	307,747	1,889	2.47%	329,731	1,982	2.42%	401,062	2,347	2.34%
Total interest-bearing liabilities	$4,497,786	$4,627	0.41%	$4,483,552	$4,850	0.44%	$4,478,425	$5,269	0.47%
Demand deposits	1,846,550			1,811,873			1,653,485
Other liabilities	105,607			106,281			102,901
Total liabilities	$6,449,943			$6,401,706			$6,234,811

Stockholders' equity	799,843			786,301			742,455
Total liabilities and stockholders' equity	$7,249,786			$7,188,007			$6,977,266

Net interest income		$56,933			$55,280			$54,122

Interest rate spread (2)			3.34%			3.25%			3.30%

Net interest margin (3)			3.47%			3.39%			3.43%

Supplemental Information
Total deposits, including demand deposits	$6,036,589			$5,965,694	$2,868		$5,730,848	$2,922
Cost of total deposits		$2,738	0.18%			0.19%			0.20%
Total funding liabilities, including demand deposits	$6,344,336			$6,295,425	$4,850		$6,131,910	$5,269
Cost of total funding liabilities		4,627	0.29%			0.31%			0.34%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $400,000, $389,000, and $375,000 for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2016			June 30, 2015
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$150,165	$380	0.51%	$73,120	$91	0.25%
Securities
Securities - trading	597	—	—%	340	—	—%
Securities - taxable investments	828,776	10,466	2.54%	766,248	9,479	2.49%
Securities - nontaxable investments (1)	4,646	93	4.03%	5,313	99	3.76%
Total securities	834,019	10,559	2.55%	771,901	9,578	2.50%
Loans held for sale	6,161	89	2.91%	8,670	109	2.54%
Loans
Commercial and industrial	842,566	16,339	3.90%	857,865	16,707	3.93%
Commercial real estate (1)	2,692,921	54,617	4.08%	2,534,427	52,481	4.18%
Commercial construction	369,058	7,495	4.08%	285,886	6,104	4.31%
Small business	102,642	2,764	5.42%	87,698	2,391	5.50%
Total commercial	4,007,187	81,215	4.08%	3,765,876	77,683	4.16%
Residential real estate	631,222	12,605	4.02%	634,583	12,962	4.12%
Home equity	936,547	16,209	3.48%	877,697	14,960	3.44%
Total consumer real estate	1,567,769	28,814	3.70%	1,512,280	27,922	3.72%
Other consumer	14,105	633	9.02%	17,955	811	9.11%
Total loans	5,589,061	110,662	3.98%	5,296,111	106,416	4.05%
Total interest-earning assets	$6,579,406	$121,690	3.72%	$6,149,802	$116,194	3.81%
Cash and due from banks	88,495			103,161
Federal Home Loan Bank stock	13,767			36,287
Other assets	537,229			509,141
Total assets	$7,218,897			$6,798,391
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,375,409	$1,660	0.14%	$2,183,690	$1,744	0.16%
Money market	1,137,687	1,413	0.25%	1,081,788	1,418	0.26%
Time deposits	658,834	2,533	0.77%	710,292	2,523	0.72%
Total interest-bearing deposits	4,171,930	5,606	0.27%	3,975,770	5,685	0.29%
Borrowings
Federal Home Loan Bank borrowings	70,325	884	2.53%	107,632	1,066	2.00%
Customer repurchase agreements and other short-term borrowings	140,557	97	0.14%	132,129	113	0.17%
Wholesale repurchase agreements	—	—	—%	50,000	584	2.36%
Junior subordinated debentures	73,257	2,035	5.59%	73,458	1,996	5.48%
Subordinated debentures	34,600	855	4.97%	42,874	1,006	4.73%
Total borrowings	318,739	3,871	2.44%	406,093	4,765	2.37%
Total interest-bearing liabilities	$4,490,669	$9,477	0.42%	$4,381,863	$10,450	0.48%
Demand deposits	1,829,212			1,595,523
Other liabilities	105,944			105,862
Total liabilities	$6,425,825			$6,083,248

Stockholders' equity	793,072			715,143
Total liabilities and stockholders' equity	$7,218,897			$6,798,391

Net interest income		$112,213			$105,744

Interest rate spread (2)			3.30%			3.33%

Net interest margin (3)			3.43%			3.47%

Supplemental Information
Total deposits, including demand deposits	$6,001,142	$5,606		$5,571,293	$5,685
Cost of total deposits			0.19%			0.21%
Total funding liabilities, including demand deposits	$6,319,881	$9,477		$5,977,386	$10,450
Cost of total funding liabilities			0.30%			0.35%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $789,000 and $747,000 for the six months ended June 30, 2016 and 2015, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.